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                                    Exhibit 5


                   (HELLER, HOROWITZ & FEIT, P.C., LETTERHEAD)


Trimedyne, Inc.
25901 Commercentre Drive
Lake Forest, CA  92630

Gentlemen:

As counsel for your Company, we have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceedings and such questions of laws we have deemed relevant for the purpose of this opinion.

We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form SB-2, covering the registration under the Securities Act of 1933 of up to 3,727,000 shares of Common Stock, $0.01 par value, of the Company.

Our review has also included the exhibits and form of prospectus for the issuance of such securities (the "Prospectus") filed with the Registration Statement.

On the basis of such examination, we are of the opinion that:

         1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Nevada, with corporate power to conduct its business as described in the Registration Statement.

         2. The Company has an authorized capitalization of 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

         3. The shares of Common Stock outstanding and to be outstanding in the event of exercise of the Warrants and Options and other shares of Common Stock required to be issued pursuant to anti-dilution provisions as described in the Registration Statement are duly and validly authorized and, upon the issuance thereof, will be duly and validly issued as fully paid and non-assessable.

We hereby consent to the use of our name in the Registration Statement and Prospectus and we also consent to the filing of this opinion as an exhibit thereto.

                                            Very truly yours,

                                            /s/ HELLER, HOROWITZ & FEIT, P.C.
                                            ---------------------------------
                                            HELLER, HOROWITZ & FEIT, P.C.

                                            January 12, 2007


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